EXHIBIT 10.1

                                   DEMAND NOTE

$200,000.00                                        July 11, 2001

         FOR VALUE RECEIVED, MICROLOG CORPORATION, a Virginia corporation, and MICROLOG CORPORATION OF MARYLAND, a Maryland corporation (the "Borrowers") hereby promise to pay to the order of TFX EQUITIES INCORPORATED, a Delaware corporation ("Payee") on demand the principal sum of Two Hundred Thousand and no/100 Dollars ($200,000.00) together with interest thereon as hereinafter provided.

Interest. The Borrowers will pay interest on the outstanding principal balance hereof at the rate of 12% per annum, payable monthly on the first day of each month commencing August 1, 2001 and continuing on the first day of each month thereafter until the outstanding balance of principal hereof shall be paid in full. Interest shall be calculated on the basis of a year of 360 days divided into 12 months of 30 days each, except that interest for any period of less than a month shall be calculated on the basis of a year of 365 days for the actual number of days elapsed.

Optional Prepayment of Principal. The Borrowers may prepay the principal hereof in whole or in part at any time and from time to time without premium or penalty. All prepayments will be applied to mandatory principal payments payable hereunder in the inverse order of maturity.

Place and Form of Payment. All amounts payable hereunder shall be paid in lawful currency of the United States of America at the principal office of the Payee (which presently is located at 1105 N. Market Street, Suite 1300, Wilmington, DE 19899) against presentment hereof; provided that, unless Payee shall otherwise request, the Borrowers will pay all amounts due hereunder (except the final payment of principal, which shall be paid only against presentment and surrender of this Note) by check payable to the order of Payee and mailed to Payee at least one day before such amount shall be due.

Default. Upon the occurrence of any one or more of the following events (each of which will constitute an Event of Default) or at any time thereafter while such default remains uncured, Payee may declare the entire unpaid balance of principal of and interest on this Note to be immediately due and payable:

              (a) The failure by the Borrowers to pay any installment of principal of or interest on this Note when due, within 30 days after it becomes due;

              (b) The entry of a final judgment for the payment of money against the Borrowers which, within 60 days after such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within 60 days after the expiration of any such stay;

              (c) The issue of attachment, garnishment or any execution process or the making of any levy against any property of the Borrowers and within 60 days thereafter (but prior to any sale or other disposition pursuant to such process) such attachment, garnishment, execution process or levy shall not have been discharged; or

              (d) The entry of an order for relief against the Borrowers in an involuntary case under the Federal Bankruptcy Code, or the entry of any order adjudicating the Borrowers a bankrupt or insolvent under any similar bankruptcy or insolvency law, or the entry of an order appointing a receiver or trustee for the Borrowers or any of their property or approving a petition seeking reorganization, dissolution, liquidation or other similar relief under the bankruptcy or other similar laws of the United States or any state or other jurisdiction, or the filing by the Borrowers of a petition commencing a voluntary proceeding under any such law or a petition, answer or other document seeking or consenting to any of the foregoing, or the filing by the Borrowers of a petition to take advantage of any debtor's act or the making by the Borrowers of a general assignment for the benefit of creditors or admitting in writing their inability to pay their debts as they mature.

Default Rate of Interest. If any payment of interest, principal or other amount is not paid within ten (10) days after the same becomes due, interest shall thenceforth accrue thereon at a rate of 5 percentage points (5%) greater than the rate stated above; provided that interest shall not accrue at a rate greater than the highest lawful rate under the laws of the Commonwealth of Pennsylvania.

Expenses of Enforcement. The Borrowers will pay all reasonable expenses of Payee, including reasonable attorneys' fees, incurred by Payee in enforcing its rights and remedies hereunder together with interest thereon at the Default Rate. If Payee brings suit (or files any claim in any bankruptcy, reorganization, insolvency or other proceeding) to enforce any of its rights hereunder and shall be entitled

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              to judgment (or other recovery) in such action (or other
proceeding) then Payee may recover, in addition to all other amounts payable hereunder, its reasonable expenses in connection therewith, including reasonable attorneys' fees, and the amount of such expenses shall be included in such judgment (or other form of award).

Delay or Omission Not Waiver. No delay or omission on the part of Payee to exercise any right upon the occurrence of any Event of Default will impair any such right or will be construed to be a waiver of any such default or any acquiescence therein. No waiver of any default hereunder will affect any later default or will impair any of Payee's rights hereunder. No single, partial or other exercise of any right by Payee will preclude any further or other exercise thereof.

Notice. Any notice, declaration or other communication ("Notice") given or made pursuant hereto or in respect hereof shall be in writing. If given to Payee any such Notice shall be duly and validly given if delivered, or mailed in the continental United States first class postage prepaid to Payee at its principal office stated above or such principal office hereafter established of which Payee shall have given notice to the Borrowers. If given to the Borrowers such Notice shall be valid only if delivered to Microlog Corporation at its principal office (which presently is located at 20270 Goldenrod Lane, Germantown, MD 20876) and Microlog Corporation of Maryland at its principal office (which presently is located at 20270 Goldenrod Lane, Germantown, MD 20876) or such principal office or offices hereafter established of which the Borrowers shall have given Notice to Payee.

              Governing Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

Headings Not Part of Note. The headings of sections and paragraphs hereof are inserted for convenience of reference only, shall not be deemed a part of this Note and shall not affect its interpretation or construction.

         IN WITNESS WHEREOF, the Borrowers has caused this Note to be executed by its duly authorized officer named below.

                                               MICROLOG CORPORATION


                                               By: /s/ John C. Mears
                                                   -----------------------------
                                               Name:  John C. Mears
                                               Title: President and CEO

                                               MICROLOG CORPORATION OF MARYLAND


                                               By: /s/ John C. Mears
                                                   -----------------------------
                                               Name:  John C. Mears
                                               Title: President and CEO


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